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                                                                     EXHIBIT 4.4


                              REMARKETING AGREEMENT

                                February __, 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:  Corporate Trust Division

Ladies and Gentlemen:

         This Agreement is dated as of February __, 2003 (the "Agreement") by and among Teekay Shipping Corporation, a corporation duly incorporated and existing under the laws of the Republic of The Marshall Islands (the "Company"), Morgan Stanley & Co. Incorporated, as the remarketing agent (the "Remarketing Agent"), and The Bank of New York, a New York banking corporation, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below).

Section 1. Definitions.

     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of February __, 2003, between the Company and The Bank of New York, as Purchase Contract Agent, as amended from time to time (the "Purchase Contract Agreement").

     (b) As used in this Agreement, the following terms have the following meanings:

     "Commission" means the United States Securities and Exchange Commission.

     "Coupon Rate" has the meaning set forth in Section 205(a) of the Supplemental Indenture No. 1.

     "Notes" means the [____]% Notes due May 18, 2006 of the Company.

     "Preliminary Prospectus" means any preliminary prospectus relating to the Remarketed Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

     "Prospectus" means the prospectus relating to the Remarketed Notes, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the



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Registration Statement pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

     "Registration Statement" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

     "Remarketed Notes" means the Pledged Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, after 5:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, and shall include: (a) the Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Notes of the holders of Separate Notes, if any, who have elected to have their Separate Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement.

     "Remarketing" means the remarketing of the Remarketed Notes pursuant to this Remarketing Agreement.

     "Remarketing Date" has the meaning set forth in Section 2.

     "Remarketing Fee" has the meaning set forth in Section 4.

     "Remarketing Materials" means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent expressly for distribution to investors in connection with the Remarketing.

     "Remarketing Price" has the meaning set forth in Section 2.

     "Transaction Documents" means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

Section 2. Appointment and Obligations of the Remarketing Agent.

     (a) The Company hereby appoints Morgan Stanley & Co. Incorporated as the exclusive Remarketing Agent, and, subject to the terms and conditions set forth herein, Morgan Stanley & Co. Incorporated hereby accepts appointment as Remarketing Agent, for the purpose



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of (i) remarketing the Remarketed Notes on behalf of the holders thereof, (ii)
determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

     (b) On the third Business Day immediately preceding February 16, 2006 (the "Remarketing Date"), the Remarketing Agent shall use its reasonable efforts to remarket (the "Remarketing") the Remarketed Notes at a price (the "Remarketing Price"), based on the Reset Rate, equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Notes at such price, at a price below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100%, net of any Remarketing Fee and any other fees and commissions) of the aggregate principal amount of the Remarketed Notes being remarketed in such Remarketing. It is understood and agreed that the Remarketing on the Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100% (net of any Remarketing Fee and any other fees and commissions) of the aggregate principal amount of the Remarketed Notes.

     (c) In connection with the Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Notes should bear (the "Reset Rate") in order for the Remarketed Notes to have an aggregate market value equal to the Remarketing Price, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Notes at the Remarketing Price in such Remarketing, provided that such rate shall not exceed the maximum interest rate permitted by law.

     (d) In the event of a Failed Remarketing, or if no Notes are included in Corporate Units and none of the holders of the Separate Notes elect to have Notes remarketed in such Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate set forth in the Indenture.

     (e) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Notes at the Remarketing Price pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise by telephone the Depositary, the Purchase Contract Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. No Remarketed Notes shall be sold if there is a Failed Remarketing.

     (f) In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall advise, by telephone:

         (1) the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in the Remarketing and the number of Remarketed Notes sold in such Remarketing;

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         (2) each purchaser (or the Depositary Participant thereof) of
     Remarketed Notes of the Reset Rate and the number of Remarketed Notes such purchaser is to purchase; and

         (3) each such purchaser to give instructions to its Depositary Participant to pay the purchase price prior to 11:00 a.m., New York City time, on the third Business Day immediately following the date of the Successful Remarketing in same day funds against delivery of the Remarketed Notes purchased through the facilities of the Depositary.

     The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

     (g) After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (1) with respect to the Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Sections 5.07 of the Pledge Agreement and Section 5.02 of the Purchase Contract Agreement and (2) with respect to the Separate Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Notes in accordance with Section 5.02 of the Purchase Contract Agreement.

     (h) The right of each holder of Separate Notes or Corporate Units to have Remarketed Notes remarketed and sold on the Remarketing Date shall be subject to the conditions that (1) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (2) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate, and (3) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (i) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Notes. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Notes for Remarketing.

Section 3. Representations and Warranties of the Company.

     The Company represents and warrants (1) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date"), (2) on and as of the Remarketing Date and (3) on and as of the settlement date relating to the Remarketing Date, that:

     (a) Each of the representations and warranties of the Company as set forth in Sections 1(c) through 1(r), 1(u) through 1(mm) and Section 2(a) through 2(j) of the Underwriting Agreement dated as of February __, 2003 (the "Underwriting Agreement") among the Company and the Underwriters identified in Schedule II, as adapted as necessary for any changed


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circumstances or events occurring subsequent to the date of this Agreement (such adaptations to be reasonably acceptable to counsel to the Remarketing Agent), is true and correct as if made on each of the dates specified above (other than any such representations and warranties which are by their terms made as of another date, which shall be true and correct as of such dates specified therein); provided that for purposes of this Section 3(a), any reference in such sections of the Underwriting Agreement to (1) the "Registration Statement", the "Prospectus" or the "Preliminary Prospectus" shall be deemed to refer to such terms as defined herein, (2) the "Closing Date" shall be deemed to refer to the applicable Remarketing Date and (3) the term "Significant Navion Subsidiary" as used in Section 2(b) of the Underwriting Agreement shall be deemed to include any subsidiaries of Navion that are, on each of the dates specified above, "significant subsidiaries" of Navion within the meaning of Regulation S-X.

     (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

     (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.

     (d) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, the Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance


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upon and in conformity with written information furnished to the Company by the
Remarketing Agent.

     (e) This Agreement has been duly authorized, executed and delivered by the Company.

Section 4. Fees.

     (a) In the event of a Successful Remarketing, the Remarketing Agent may retain as the remarketing fee, an amount equal to the lesser of (1) 25 basis points (0.25%), of the principal amount of the Remarketed Notes and (2) the amount of the proceeds of such Remarketing on the Remarketing Date in excess of the aggregate principal amount of such Remarketed Notes (the "Remarketing Fee").

Section 5. Covenants of the Company.

     The Company covenants and agrees as follows:

     (a) If and to the extent the Remarketed Notes are required (in the reasonable view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

         (1) to prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;

         (2) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

         (3) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

         (4) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Notes;

         (5) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or


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     suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (6) to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits);
     (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

         (7) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice;

         (8) as soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries complying with (which need not be audited)
     Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms "Generally available to its securityholders" and "Earnings Statement" shall have the meanings set forth in Rule 158; and

         (9) to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request;


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     provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (b) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder; (5) all other reasonable costs and expenses incident to the performance of the obligations of the Remarketing Agent hereunder; and (6) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

     (c) To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

Section 6. Conditions to the Remarketing Agent's Obligations.

     The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

     (a) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall not have occurred, (4) a moratorium on commercial banking activities shall not have been declared by Federal, New York State or Canadian authorities, or (5) there shall not have occurred any outbreak or escalation of hostilities or declaration of war or any change in financial markets or any calamity or crisis, that, in the Remarketing Agent's judgment, is material and adverse and which, singly or together with any other such event specified in clause (5), makes it, in the Remarketing Agent's



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judgment, impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Notes on the terms and in the manner contemplated in the Transaction Documents.

     (c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date (other than any such representations and warranties which are by their terms made as of another date, which shall be true and correct as of such dates specified therein), and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to the Remarketing Date.

     (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Financial Officer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Date (other than any such representations and warranties which are by their terms made as of another date, which shall be true and correct as of such dates specified therein) and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; and (3) the Registration Statement, as of its effective date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that such certificate may exclude from its coverage any information relating to the Remarketing Agent contained in the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent).

     (e) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.

     (f) Each of (1) Watson, Farley & Williams, (2) Graham, Thompson & Co., (3) Seward & Kissel LLP, (4) Thommessen Krefting Greve Lund AS Advokatfirma, (5) Perkins Coie LLP and (6) Appleby Spurling & Kempe, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to Sections 6(d) through 6(i), respectively of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events

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occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

     (g) Seward & Kissel LLP, counsel for the Purchase Contract Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to Section 6(k) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

     (h) Counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

     (i) Subsequent to the execution and delivery of this Agreement and prior to the applicable Remarketing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

Section 7. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each affiliate of the Remarketing Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Remarketing Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Remarketed Notes, or any person controlling the Remarketing Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of the Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured

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the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a)(6) hereof.

     (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company to the same extent as the foregoing indemnity from the Company to the Remarketing Agent, but only with reference to information relating to such Remarketing Agent furnished to the Company by the Remarketing Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall pay the reasonable fees and disbursements of such counsel. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Remarketing Agent, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 8. Contribution.

     (a) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand from the offering of the Remarketed Notes or (ii) if the allocation provided by clause (i) of this Section 8(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(a) but also the relative fault of the Company on the one hand and the Remarketing Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Notes less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the aggregate principal amount of the Remarketed Notes.

     The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Remarketing Agent agree that it would not be just or equitable if contribution pursuant to this Section 8(a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this Section 8(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 8(a), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (b) The indemnity and contribution provisions contained in Section 7 and this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent or any affiliate of the Remarketing Agent, or by or on behalf of the Company, its officers or director or any person controlling the Company, and (iii) the completion of the Remarketing.

Section 9. Resignation and Removal of the Remarketing Agent.

     The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, to the removed Remarketing Agent and the Depositary; provided, however, that:

     (a) the Remarketing Agent may not resign without reasonable cause; and

     (b) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

     In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of
Section 7 and Section 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 10. Dealing in Securities.

     The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the "Securities"); provided that the Remarketing Agent agrees, on behalf of itself and its affiliates, not to buy any Remarketed Notes in the Remarketing. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 11. Remarketing Agent's Performance; Duty of Care.

     The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 12. Termination.

     This Agreement shall automatically terminate (1) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9 and (2) on the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Sections 7, 8 and 11 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

Section 13. Notices.

     All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Kevin Woodruff (Fax: (212) 761-0538);

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Teekay Shipping Corporation, 550 Burrard Street, Suite 2200, Bentall 5, Vancouver, British Columbia, V6C 2K2, Attention: General Counsel (Fax: 604-609-6447); and

     (c) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Division (Fax: (212) 815-5802/03).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 14. Persons Entitled to Benefit of Agreement.

     This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15. Survival.

     The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16. Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 17. Judicial Proceedings.

     (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Remarketed Notes. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 17(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of

New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

Section 18. Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19. Headings.

     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 20. Severability.

     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 21. Amendments.

     This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

Section 22. Successors and Assigns.

     The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

     If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                                        Very truly yours,


                                        TEEKAY SHIPPING CORPORATION


                                        By:
                                            -----------------------------------

                                        Name:
                                              ---------------------------------

                                        Title:
                                               --------------------------------



CONFIRMED AND ACCEPTED:

MORGAN STANLEY & CO. INCORPORATED,
as Remarketing Agent


By:
    --------------------------------------

Name:
      ------------------------------------

Title:
       -----------------------------------


THE BANK OF NEW YORK,

not individually, but solely as
Purchase Contract Agent and as
attorney-in-fact for the Holders
of the Purchase Contracts


By:
    --------------------------------------

Name:
      ------------------------------------

Title:
       -----------------------------------